POWER OF ATTORNEY

The undersigned director of Principal Life Insurance Company, an Iowa corporation (the "Company"), hereby constitutes and appoints D. D. Strable-Soethout, J. M. Pitz and G. Djurasovic, and each of them (with full power to each of them to act alone), the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution to each, for and on behalf and in the name, place and stead of the undersigned, to execute and file any of the documents referred to below relating to registration under the Securities Act of 1933 with respect to the following Principal Life Insurance Company variable life contracts:

Principal Variable Universal Life Accumulator	File No. 333-65690
Principal Variable Universal Life Accumulator II	File No. 333-100838
Principal Benefit Variable Universal Life	File No. 333-89446
Principal Benefit Variable Universal Life II	File No. 333-149363
Principal Executive Variable Universal Life	File No. 333-81714
Principal Executive Variable Universal Life II	File No. 333-149215
Principal Executive Variable Universal Life III	File No. 333-65690
Principal Flexible Variable Life	File No. 033-13481
Prinflex Life	File No. 333-00101
Survivorship Flexible Premium Variable Universal Life Insurance Policy	File No. 333-71521
Principal Variable Universal Life Income	File No. 333-115269
Principal Variable Universal Life Income II	File No. 333-146896
Principal Variable Universal Life Income IV	File No. 333-263344

with premiums received in connection with such contracts held in the Principal Life Insurance Company Variable Life Separate Account (File #811-05118) on Form N-6 or other forms under the Securities Act of 1933, and any and all amendments thereto and reports thereunder with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and his or her or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person; hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned director has hereunto set his hand this 14th day of February, 2025.

/s/ D. J. Houston

D. J. Houston